Exhibit 99.1

October 18, 2024

Simmons First National Corporation Reports Third Quarter 2024 Results

Bob Fehlman, Simmons’ Chief Executive Officer, commented on third quarter 2024 results:

Simmons’ third quarter results were highlighted by positive underlying trends across the board. Net interest income increased 10 percent annualized on a linked quarter basis as loan yields continued to increase, while deposit costs were unchanged from second quarter 2024 levels and appear to have peaked.

We also were proactive in responding to favorable market conditions when opportunities presented themselves. During the quarter, we decided to sell certain lower yielding bonds in our securities portfolio to hasten the pace of our ongoing balance sheet optimization strategy. While the loss on the sale of these securities weighed on reported results, on an adjusted basis total revenue, noninterest income and pre-provision net revenue posted solid growth on a linked quarter basis. Equally important, credit trends remained steady in the quarter and our allowance for credit losses on loans ended the quarter at 1.35 percent.

As we enter the final quarter of 2024, we believe our strong capital and liquidity positions combined with the liability sensitivity position of our balance sheet will provide tailwinds as we navigate an uncertain macroeconomic environment.

FINANCIAL HIGHLIGHTS	3Q24		2Q24		3Q23		3Q24 Highlights
BALANCE SHEET (in millions)

Comparisons reflect 3Q24 vs 2Q24

•  Net income of $24.7 million and diluted EPS of $0.20

•  Adjusted earnings[1] of $46.0 million and adjusted diluted EPS[1] of $0.37

•  Total revenue of $174.8 million and PPNR[1] of $37.6 million

•  Adjusted total revenue[1] of $203.2 million and adjusted PPNR[1] of $66.4 million

•  Net interest margin of 2.74%, up 5 bps

•  Cost of deposits unchanged from 2Q24 levels at 2.79%

•  Provision for credit losses on loans exceeded net charge-offs in the quarter by $2.8 million

•  NCO ratio 22 bps in 3Q24; 9 bps of NCO ratio associated with run-off portfolio

•  ACL ratio ends the quarter at 1.35%

•  EA ratio 12.94%; TCE ratio[1] up 31 bps to 8.15%

•  Book value per share up 2%; tangible book value per share[1] up 4%

Total loans	$17,336		$17,192		$16,772
Total investment securities	6,350		6,571		7,101
Total deposits	21,935		21,841		22,231
Total assets	27,269		27,369		27,564
Total shareholders’ equity	3,529		3,459		3,286
ASSET QUALITY
Net charge-off ratio (NCO ratio)	0.22%		0.19%		0.28%
Nonperforming loan ratio	0.59		0.60		0.49
Nonperforming assets to total assets	0.38		0.39		0.32
Allowance for credit losses to loans (ACL)	1.35		1.34		1.30
Nonperforming loan coverage ratio	229		223		267
PERFORMANCE MEASURES (in millions)
Total revenue	$174.8		$197.2		$196.2
Adjusted total revenue[1]	203.2		197.2		196.2
Pre-provision net revenue[1] (PPNR)	37.6		57.9		64.2
Adjusted pre-provision net revenue[1]	66.4		59.4		66.3
Provision for credit losses	12.1		11.1		7.7
PER SHARE DATA
Diluted earnings	$0.20		$0.32		$0.37
Adjusted diluted earnings[1]	0.37		0.33		0.39
Book value	28.11		27.56		26.26
Tangible book value[1]	16.78		16.20		14.77
CAPITAL RATIOS
Equity to assets (EA ratio)	12.94%		12.64%		11.92%
Tangible common equity (TCE) ratio[1]	8.15		7.84		7.07
Common equity tier 1 (CET1) ratio	12.06		12.00		12.02
Total risk-based capital ratio	14.25		14.17		14.27
LIQUIDITY ($ in millions)
Loan to deposit ratio	79.03%		78.72%		75.44%
Borrowed funds to total liabilities	6.16		7.38		7.37
Uninsured, non-collateralized deposits (UCD)	$4,659		$4,408		$4,631
Additional liquidity sources	11,174		11,120		11,447
Coverage ratio of UCD	2.4	x	2.5	x	2.5	x

Simmons First National Corporation (NASDAQ: SFNC) (Simmons or Company) today reported net income of $24.7 million for the third quarter of 2024, compared to $40.8 million in the second quarter of 2024 and $47.2 million in the third quarter of 2023. Diluted earnings per share were $0.20 for the third quarter of 2024, compared to $0.32 in the second quarter of 2024 and $0.37 in the third quarter of 2023. Adjusted earnings1 for the third quarter of 2024 were $46.0 million, compared to $41.9 million in the second quarter of 2024 and $48.8 million in the third quarter of 2023. Adjusted diluted earnings per share1 for the third quarter of 2024 were $0.37, compared to $0.33 in the second quarter of 2024 and $0.39 in the third quarter of 2023.

During the third quarter of 2024, given prevailing market conditions, we executed a strategic decision to sell approximately $252 million of available-for-sale (AFS) investment securities with a weighted average yield of approximately 1.29 percent, resulting in an after-tax loss of $21.0 million. The proceeds from the sale were used to pay off higher rate wholesale funding consisting of Federal Home Loan Bank advances. The table below summarizes the impact of this transaction, along with the impact of certain other items consisting primarily of branch right sizing, early retirement, and termination of vendor and software services. They are also described in further detail in the “Reconciliation of Non-GAAP Financial Measures” tables contained in this press release.

Impact of Certain Items on Earnings and Diluted EPS

$ in millions, except per share data	3Q24	2Q24	3Q23
Net income	$24.7	$40.8	$47.2
FDIC special assessment	—	0.3	—
Branch right sizing, net	0.4	0.5	0.5
Early retirement program	—	0.1	1.6
Termination of vendor and software services	—	0.6	—
Loss on sale of AFS investment securities	28.4	—	—

Total pre-tax impact	28.8	1.5	2.1
Tax effect[2]	(7.5)	(0.4)	(0.5)

Total impact on earnings	21.3	1.1	1.6

Adjusted earnings[1]	$46.0	$41.9	$48.8

Diluted EPS	$0.20	$0.32	$0.37
FDIC special assessment	—	—	—
Branch right sizing, net	—	—	0.01
Early retirement program	—	—	0.01
Termination of vendor and software contracts	—	0.01	—
Loss on sale of AFS investment securities	0.23	—	—

Total pre-tax impact	0.23	0.01	0.02
Tax effect[2]	(0.6)	—	—

Total impact on earnings	0.17	0.01	0.02

Adjusted Diluted EPS[1]	$0.37	$0.33	$0.39

Net Interest Income

Net interest income for the third quarter of 2024 totaled $157.7 million, compared to $153.9 million in the second quarter of 2024 and $153.4 million in the third quarter of 2023. Interest income totaled $334.3 million in the third quarter of 2024, compared to $329.1 million in the second quarter of 2024 and $310.3 million in the third quarter of 2023. The increase in interest income was primarily driven by an increase in total loans, coupled with an increase in the rate earned on loans. Interest expense totaled $176.6 million in the third quarter of 2024, up $1.3 million on a linked quarter basis primarily due to an increase in other borrowings costs, offset in part by a decrease in the interest expense on interest bearing deposits. Included in net interest income is accretion recognized on loans, which totaled $1.5 million in the third quarter of 2024, $1.6 million in the second quarter of 2024 and $2.1 million in the third quarter of 2023.

The yield on loans on a fully taxable equivalent (FTE) basis for the third quarter of 2024 was 6.44 percent, up 5 basis points from the 6.39 percent for the second quarter of 2024 and up 36 basis points from the 6.08 percent for the third quarter of 2023. Cost of deposits for the third quarter of 2024 was 2.79 percent, unchanged from second quarter 2024 levels. The net interest margin on an FTE basis for the third quarter of 2024 was 2.74 percent, compared to 2.69 percent for the second quarter of 2024 and 2.61 percent for the third quarter of 2023. The 5 basis point increase in the net interest margin on a linked quarter basis included an estimated 3 basis point benefit from the strategic sale of

AFS investment securities.

Select Yield/Rates	3Q24	2Q24	1Q24	4Q23	3Q23
Loan yield (FTE)[2]	6.44%	6.39%	6.24%	6.20%	6.08%
Investment securities yield (FTE)[2]	3.63	3.68	3.76	3.67	3.08
Cost of interest bearing deposits	3.52	3.53	3.48	3.31	3.06
Cost of deposits	2.79	2.79	2.75	2.58	2.37
Cost of borrowed funds	5.79	5.84	5.85	5.79	5.60
Net interest spread (FTE)[2]	1.95	1.92	1.89	1.93	1.87
Net interest margin (FTE)[2]	2.74	2.69	2.66	2.68	2.61

Noninterest Income

Noninterest income for the third quarter of 2024 was $17.1 million, compared to $43.3 million in the second quarter of 2024 and $42.8 million in the third quarter of 2023. Included in the third quarter of 2024 was a $28.4 million pre-tax loss on the strategic sale of AFS investment securities. Excluding this item, adjusted noninterest income1 was $45.5 million in the third quarter of 2024, compared to $43.3 million in the second quarter of 2024 and $42.8 million in the third quarter of 2023. The increase in adjusted noninterest income on a linked quarter basis was primarily due to an increase in other noninterest income reflecting gains on the sale of other real estate owned.

Noninterest Income $ in millions	3Q24	2Q24	1Q24	4Q23	3Q23
Service charges on deposit accounts	$12.7	$12.3	$12.0	$12.8	$12.4
Wealth management fees	8.2	8.3	7.5	7.7	7.7
Debit and credit card fees	8.1	8.2	8.2	7.8	7.7
Mortgage lending income	2.0	2.0	2.3	1.6	2.2
Other service charges and fees	2.4	2.4	2.2	2.3	2.2
Bank owned life insurance	3.8	3.9	3.8	3.1	3.1
Gain (loss) on sale of securities	(28.4)	—	—	(20.2)	—
Other income	8.3	6.4	7.2	6.9	7.4

Total noninterest income	$17.1	$43.3	$43.2	$22.0	$42.8

Adjusted noninterest income[1]	$45.5	$43.3	$43.2	$42.2	$42.8

Noninterest Expense

Noninterest expense for the third quarter of 2024 was $137.2 million, compared to $139.4 million in the second quarter of 2024 and $132.0 million in the third quarter of 2023. Included in noninterest expense are certain items consisting of branch right sizing, early retirement, and termination of vendor and software services, amongst others. Collectively, these items totaled $0.4 million in the third quarter of 2024, $1.5 million in the second quarter of 2024 and $2.1 million in the third quarter of 2023. Excluding these items (which are described in the “Reconciliation of Non-GAAP Financial Measures” tables below), adjusted noninterest expense1 was $136.8 million in the third quarter of 2024, $137.8 million in the second quarter of 2024 and $129.9 million in the third quarter of 2023. The decrease in noninterest expense and adjusted noninterest expense on a linked quarter basis was primarily attributable to a decline in salaries and employee benefits reflecting incentive compensation accrual adjustments.

Noninterest Expense $ in millions	3Q24	2Q24	1Q24	4Q23	3Q23
Salaries and employee benefits	$69.2	$70.7	$72.7	$67.0	$67.4
Occupancy expense, net	12.2	11.9	12.3	11.7	12.0
Furniture and equipment	5.6	5.6	5.1	5.4	5.1
Deposit insurance	5.6	5.4	5.5	4.7	4.7
Other real estate and foreclosure expense	0.1	0.1	0.2	0.2	0.2
FDIC special assessment	—	0.3	1.6	10.5	—
Other operating expenses	44.5	45.4	42.5	48.6	42.6

Total noninterest expense	$137.2	$139.4	$139.9	$148.1	$132.0

Adjusted salaries and employee benefits[1]	$69.2	$70.6	$72.4	$66.0	$65.8
Adjusted other operating expenses[1]	44.4	44.3	42.4	44.9	42.1

Adjusted noninterest expense[1]	136.8	137.8	137.9	132.7	129.9
Efficiency ratio	75.70%	68.38%	69.41%	80.46%	65.11%
Adjusted efficiency ratio[1]	63.38	65.68	66.42	62.91	61.94
Full-time equivalent employees	2,972	2,961	2,989	3,007	3,005

Loans and Unfunded Loan Commitments

Total loans at the end of the third quarter of 2024 were $17.3 billion, up $564.2 million, or 3 percent, compared to $16.8 billion at the end of the third quarter of 2023. Total loans on a linked quarter basis increased $143.6 million, or 3 percent on an annualized basis. Unfunded loan commitments at the end of the third quarter of 2024 were $3.7 billion, down slightly from second quarter 2024 levels. The commercial loan pipeline ended the third quarter of 2024 at $1.2 billion, compared to $1.0 billion at the end of the second quarter of 2024 and $877 million at the end of the third quarter of 2023. The rate on ready to close commercial loans at the end of the third quarter of 2024 was 8.31 percent.

Loans and Unfunded Loan Commitments $ in millions	3Q24	2Q24	1Q24	4Q23	3Q23
Total loans	$17,336	$17,192	$17,002	$16,846	$16,772
Unfunded loan commitments	3,681	3,746	3,875	3,880	4,049

Deposits

Total deposits at the end of the third quarter of 2024 were $21.9 billion, compared to $21.8 billion at the end of the second quarter of 2024 and $22.2 billion at the end of the third quarter of 2023. The increase in total deposits on a linked quarter basis was primarily attributable to an increase in public funds and brokered deposits. During the third quarter of 2024, the brokered deposit market reflected more favorable pricing opportunities compared to other wholesale funding options. As a result, while the utilization of brokered deposits increased during the third quarter of 2024, other borrowings totaled $1.0 billion, down $300.5 million on a linked quarter basis. The loan to deposit ratio at the end of the third quarter of 2024 was 79 percent, unchanged from second quarter 2024 levels.

Deposits $ in millions	3Q24	2Q24	1Q24	4Q23	3Q23
Noninterest bearing deposits	$4,522	$4,624	$4,698	$4,801	$4,991
Interest bearing transaction accounts	10,038	10,092	10,316	10,277	9,875
Time deposits	4,014	4,185	4,314	4,266	4,103
Brokered deposits	3,361	2,940	3,025	2,901	3,262

Total deposits	$21,935	$21,841	$22,353	$22,245	$22,231

Noninterest bearing deposits to total deposits	21%	21%	21%	22%	22%
Total loans to total deposits	79	79	76	76	75

Asset Quality

Provision for credit losses totaled $12.1 million for the third quarter of 2024, compared to $11.1 for the second quarter of 2024 and $7.7 million for the third quarter of 2023. Provision for credit losses on loans exceeded net charge-offs by $2.8 million during the third quarter of 2024. The allowance for credit losses on loans at the end of the third quarter of 2024 was $233.2 million, compared to $230.4 million at the end of the second quarter of 2024 and $218.5 million at the end of the third quarter of 2023. The increase in allowance for credit losses on loans on a linked quarter and year-over-year basis reflected normalization of the credit environment from historical lows, as well as changes in the macroeconomic conditions and increased activity in the loan portfolio. The allowance for credit losses on loans as a percentage of total loans was 1.35 percent at the end of the third quarter of 2024, compared to 1.34 percent at the end of the second quarter of 2024 and 1.30 percent at the end of the third quarter of 2023.

Net charge-offs as a percentage of average loans for the third quarter of 2024 were 22 basis points, compared to 19 basis points in the second quarter of 2024 and 28 basis points in the third quarter of 2023. Net charge-offs in the third quarter of 2024 included $3.5 million of charge-offs associated with the run-off portfolio, which consists of an acquired asset-based lending portfolio and a small ticket equipment finance portfolio. Net charge-offs from the run-off portfolio accounted for 9 basis points of total net charge-offs during the third quarter of 2024 and 16 basis points of total net charge-offs during the second quarter of 2024.

Total nonperforming loans at the end of the third quarter of 2024 were $101.7 million, compared to $103.4 million at the end of the second quarter of 2024 and $81.9 million at the end of the third quarter of 2023. The decrease in nonperforming loans on a linked quarter basis reflected $5 million of payoffs from the run-off portfolio and the previously noted charge-offs associated with this portfolio. The nonperforming loan coverage ratio ended the third quarter of 2024 at 229 percent, compared to 223 percent at the end of the second quarter of 2024 and 267 percent at the end of the third quarter of 2023. Total nonperforming assets as a percentage of total assets were 38 basis points at the end of the third quarter of 2024, compared to 39 basis points at the end of the second quarter of 2024 and 32 basis points at the end of the third quarter of 2023.

Asset Quality $ in millions	3Q24	2Q24	1Q24	4Q23	3Q23
Allowance for credit losses on loans to total loans	1.35%	1.34%	1.34%	1.34%	1.30%
Allowance for credit losses on loans to nonperforming loans	229	223	212	267	267
Nonperforming loans to total loans	0.59	0.60	0.63	0.50	0.49
Net charge-off ratio (annualized)	0.22	0.19	0.19	0.11	0.28
Net charge-off ratio YTD (annualized)	0.20	0.19	0.19	0.12	0.12
Total nonperforming loans	$101.7	$103.4	$107.3	$84.5	$81.9
Total other nonperforming assets	2.6	3.4	5.0	5.8	5.2

Total nonperforming assets	$104.3	$106.8	$112.3	$90.3	$87.1

Reserve for unfunded commitments	$25.6	$25.6	$25.6	$25.6	$25.6

Capital

Total stockholders’ equity at the end of the third quarter of 2024 was $3.5 billion, compared to $3.3 billion at the end of the third quarter of 2023. On a linked quarter basis, total stockholders’ equity increased $70.0 million, primarily as a result of a $69.6 million recapture of accumulated other comprehensive income principally associated with mark-to-market adjustment on AFS investment securities. Book value per share at the end of the third quarter of 2024 was $28.11, up 2 percent on a linked quarter basis and up 7 percent compared to the end of the third quarter of 2023. Tangible book value per share1 at the end of the third quarter of 2024 was $16.78, up 4 percent on a linked quarter basis and up 14 percent compared to the end of the third quarter of 2023.

Total stockholders’ equity as a percentage of total assets at September 30, 2024 was 12.9 percent, up from 12.6 percent reported at the end of the second quarter of 2024 and up from 11.9 percent reported at the end of the third quarter of 2023. Tangible common equity as a percentage of tangible assets1 was 8.2 percent, up from 7.8 percent reported at the end of the second quarter of 2024 and up from 7.1 percent reported at the end of the third quarter of 2023. Each of the regulatory capital ratios for Simmons and its lead subsidiary, Simmons Bank, continue to significantly exceed “well-capitalized” guidelines.

Select Capital Ratios	3Q24	2Q24	1Q24	4Q23	3Q23
Stockholders’ equity to total assets	12.9%	12.6%	12.6%	12.5%	11.9%
Tangible common equity to tangible assets[1]	8.2	7.8	7.8	7.7	7.1
Common equity tier 1 (CET1) ratio	12.1	12.0	12.0	12.1	12.0
Tier 1 leverage ratio	9.6	9.5	9.4	9.4	9.3
Tier 1 risk-based capital ratio	12.1	12.0	12.0	12.1	12.0
Total risk-based capital ratio	14.3	14.2	14.4	14.4	14.3

Share Repurchase Program

During the third quarter of 2024, Simmons did not repurchase shares under its stock repurchase program that was authorized in January 2024 (2024 Program), which replaced its former repurchase program that was authorized in January 2022. Remaining authorization under the 2024 Program as of September 30, 2024, was approximately $175 million. The timing, pricing and amount of any repurchases under the 2024 Program will be determined by Simmons’ management at its discretion based on a variety of factors including, but not limited to, market conditions, trading volume and market price of Simmons’ common stock, Simmons’ capital needs, Simmons’ working capital and investment requirements, other corporate considerations, economic conditions, and legal requirements. The 2024

Program does not obligate Simmons to repurchase any common stock and may be modified, discontinued or suspended at any time without prior notice.

(1)	Non-GAAP measurement. See “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” below
(2)	FTE – fully taxable equivalent basis using an effective tax rate of 26.135%

Conference Call

Management will conduct a live conference call to review this information beginning at 9:00 a.m. Central Time today, Friday, October 18, 2024. Interested persons can listen to this call by dialing toll-free 1-844-481-2779 (North America only) and asking for the Simmons First National Corporation conference call, conference ID 10193072. In addition, the call will be available live or in recorded version on Simmons’ website at simmonsbank.com for at least 60 days following the date of the call.

Simmons First National Corporation

Simmons First National Corporation (NASDAQ: SFNC) is a Mid-South based financial holding company that has paid cash dividends to its shareholders for 115 consecutive years. Its principal subsidiary, Simmons Bank, operates 234 branches in Arkansas, Kansas, Missouri, Oklahoma, Tennessee and Texas. Founded in 1903, Simmons Bank offers comprehensive financial solutions delivered with a client-centric approach. In 2024, Simmons Bank was recognized by U.S. News & World Report as one of the 2024-2025 Best Companies to Work For in the South and by Forbes as one of America’s Best-In-State Banks 2024 in Tennessee and America’s Best-In-State Banks 2024 in Missouri. Additional information about Simmons Bank can be found on our website at simmonsbank.com, by following @Simmons_Bank on X (formerly Twitter) or by visiting our newsroom.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (GAAP). The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance. These measures adjust GAAP performance measures to, among other things, include the tax benefit associated with revenue items that are tax-exempt, as well as exclude from net income (including on a per share diluted basis), pre-tax, pre-provision earnings, net charge-offs, income available to common shareholders, non-interest income, and non-interest expense certain income and expense items attributable to, for example, merger activity (primarily including merger-related expenses), gains and/or losses on sale of branches, net branch right-sizing initiatives, FDIC special assessment charges and gain/loss on the sale of AFS investment securities. The Company has updated its calculation of certain non-GAAP financial measures to exclude the impact of gains or losses on the sale of AFS investment securities in light of the impact of the Company’s strategic AFS investment securities transactions during the fourth quarter of 2023 and has presented past periods on a comparable basis.

In addition, the Company also presents certain figures based on tangible common stockholders’ equity, tangible assets and tangible book value, which exclude goodwill and other intangible assets. The Company further presents certain figures that are exclusive of the impact of deposits and/or loans acquired through acquisitions, mortgage warehouse loans, and/or energy loans, or gains and/or losses on the sale of securities. The Company’s management believes that these non-GAAP financial measures are useful to investors because they, among other things, present the results of the Company’s ongoing operations without the effect of mergers or other items not central to the Company’s ongoing business, as well as normalize for tax effects and certain other effects. Management, therefore, believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s ongoing businesses, and management uses these non-GAAP financial measures to assess the performance of the Company’s ongoing businesses as related to prior financial periods. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the tables of this release.

Forward-Looking Statements

Certain statements in this press release may not be based on historical facts and should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, including, without limitation, statements made in Mr. Fehlman’s quote, may be identified by reference to future periods or by the use of forward-looking terminology, such as “believe,” “budget,” “expect,” “foresee,” “anticipate,” “intend,” “indicate,” “target,” “estimate,” “plan,” “project,” “continue,” “contemplate,”

“positions,” “prospects,” “predict,” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could,” “might” or “may,” or by variations of such words or by similar expressions. These forward-looking statements include, without limitation, statements relating to Simmons’ future growth, business strategies, lending capacity and lending activity, loan demand, revenue, assets, asset quality, profitability, dividends, net interest margin, non-interest revenue, share repurchase program, acquisition strategy, digital banking initiatives, the Company’s ability to recruit and retain key employees, the adequacy of the allowance for credit losses, and future economic conditions and interest rates. Any forward-looking statement speaks only as of the date of this press release, and Simmons undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date of this press release. By nature, forward-looking statements are based on various assumptions and involve inherent risk and uncertainties. Various factors, including, but not limited to, changes in economic conditions, changes in credit quality, changes in interest rates and related governmental policies, changes in loan demand, changes in deposit flows, changes in real estate values, changes in the assumptions used in making the forward-looking statements, changes in the securities markets generally or the price of Simmons’ common stock specifically, changes in information technology affecting the financial industry, and changes in customer behaviors, including consumer spending, borrowing, and saving habits; general economic and market conditions; changes in governmental administrations; market disruptions including pandemics or significant health hazards, severe weather conditions, natural disasters, terrorist activities, financial crises, political crises, war and other military conflicts (including the ongoing military conflicts between Russia and Ukraine and between Israel and Hamas) or other major events, or the prospect of these events; the soundness of other financial institutions and any indirect exposure related to the closings of other financial institutions and their impact on the broader market through other customers, suppliers and partners, or that the conditions which resulted in the liquidity concerns experienced by closed financial institutions may also adversely impact, directly or indirectly, other financial institutions and market participants with which the Company has commercial or deposit relationships; increased inflation; the loss of key employees; increased competition in the markets in which the Company operates and from non-bank financial institutions; increased unemployment; labor shortages; claims, damages, and fines related to litigation or government actions; changes in accounting principles relating to loan loss recognition (current expected credit losses); the Company’s ability to manage and successfully integrate its mergers and acquisitions and to fully realize cost savings and other benefits associated with acquisitions; increased delinquency and foreclosure rates on commercial real estate loans; cyber threats, attacks or events; reliance on third parties for key services; government legislation; and other factors, many of which are beyond the control of the Company, could cause actual results to differ materially from those projected in or contemplated by the forward-looking statements. Additional information on factors that might affect the Company’s financial results is included in the Company’s Form 10-K for the year ended December 31, 2023, and other reports that the Company has filed with or furnished to the U.S. Securities and Exchange Commission (the SEC), all of which are available from the SEC on its website, www.sec.gov. In addition, there can be no guarantee that the board of directors (Board) of Simmons will approve a quarterly dividend in future quarters, and the timing, payment, and amount of future dividends (if any) is subject to, among other things, the discretion of the Board and may differ significantly from past dividends.

FOR MORE INFORMATION CONTACT:

Ed Bilek, EVP, Director of Investor and Media Relations

ed.bilek@simmonsbank.com or 205.612.3378 (cell)

Simmons First National Corporation	SFNC
Consolidated End of Period Balance Sheets
For the Quarters Ended
(Unaudited)

	Sep 30 2024	Jun 30 2024	Mar 31 2024	Dec 31 2023	Sep 30 2023
($ in thousands)
ASSETS
Cash and noninterest bearing balances due from banks	$398,321	$320,021	$380,324	$345,258	$181,822
Interest bearing balances due from banks and federal funds sold	205,081	254,312	222,979	268,834	423,826

Cash and cash equivalents	603,402	574,333	603,303	614,092	605,648
Interest bearing balances due from banks - time	100	100	100	100	100
Investment securities - held-to-maturity	3,658,700	3,685,450	3,707,258	3,726,288	3,742,292
Investment securities - available-for-sale	2,691,094	2,885,904	3,027,558	3,152,153	3,358,421
Mortgage loans held for sale	8,270	13,053	11,899	9,373	11,690
Loans:
Loans	17,336,040	17,192,437	17,001,760	16,845,670	16,771,888
Allowance for credit losses on loans	(233,223)	(230,389)	(227,367)	(225,231)	(218,547)

Net loans	17,102,817	16,962,048	16,774,393	16,620,439	16,553,341
Premises and equipment	584,366	581,893	576,466	570,678	567,167
Foreclosed assets and other real estate owned	1,299	2,209	3,511	4,073	3,809
Interest receivable	125,700	126,625	122,781	122,430	110,361
Bank owned life insurance	508,781	505,023	503,348	500,559	497,465
Goodwill	1,320,799	1,320,799	1,320,799	1,320,799	1,320,799
Other intangible assets	101,093	104,943	108,795	112,645	116,660
Other assets	562,983	606,692	611,964	592,045	676,572

Total assets	$27,269,404	$27,369,072	$27,372,175	$27,345,674	$27,564,325

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest bearing transaction accounts	$4,521,715	$4,624,186	$4,697,539	$4,800,880	$4,991,034
Interest bearing transaction accounts and savings deposits	10,863,945	10,925,179	11,071,762	10,997,425	10,571,807
Time deposits	6,549,774	6,291,518	6,583,703	6,446,673	6,668,370

Total deposits	21,935,434	21,840,883	22,353,004	22,244,978	22,231,211
Federal funds purchased and securities sold under agreements to repurchase	51,071	52,705	58,760	67,969	74,482
Other borrowings	1,045,878	1,346,378	871,874	972,366	1,347,855
Subordinated notes and debentures	366,255	366,217	366,179	366,141	366,103
Accrued interest and other liabilities	341,933	304,020	283,232	267,732	259,119

Total liabilities	23,740,571	23,910,203	23,933,049	23,919,186	24,278,770

Stockholders’ equity:
Common stock	1,256	1,255	1,254	1,252	1,251
Surplus	2,508,438	2,506,469	2,503,673	2,499,930	2,497,874
Undivided profits	1,355,000	1,356,626	1,342,215	1,329,681	1,330,810
Accumulated other comprehensive (loss) income	(335,861)	(405,481)	(408,016)	(404,375)	(544,380)

Total stockholders’ equity	3,528,833	3,458,869	3,439,126	3,426,488	3,285,555

Total liabilities and stockholders’ equity	$27,269,404	$27,369,072	$27,372,175	$27,345,674	$27,564,325

Simmons First National Corporation	SFNC
Consolidated Statements of Income - Quarter-to-Date
For the Quarters Ended
(Unaudited)

	Sep 30 2024	Jun 30 2024	Mar 31 2024	Dec 31 2023	Sep 30 2023
($ in thousands, except per share data)
INTEREST INCOME
Loans (including fees)	$277,939	$270,937	$261,490	$261,505	$255,901
Interest bearing balances due from banks and federal funds sold	2,921	2,964	3,010	3,115	3,569
Investment securities	53,220	55,050	58,001	58,755	50,638
Mortgage loans held for sale	209	194	148	143	178

TOTAL INTEREST INCOME	334,289	329,145	322,649	323,518	310,286

INTEREST EXPENSE
Time deposits	73,937	73,946	73,241	72,458	68,062
Other deposits	78,307	79,087	78,692	71,412	65,095
Federal funds purchased and securities sold under agreements to repurchase	138	156	189	232	277
Other borrowings	17,067	15,025	11,649	16,607	16,450
Subordinated notes and debentures	7,128	7,026	6,972	7,181	6,969

TOTAL INTEREST EXPENSE	176,577	175,240	170,743	167,890	156,853

NET INTEREST INCOME	157,712	153,905	151,906	155,628	153,433

PROVISION FOR CREDIT LOSSES
Provision for credit losses on loans	12,148	11,099	10,206	11,225	20,222
Provision for credit losses on unfunded commitments	—	—	—	—	(11,300)
Provision for credit losses on investment securities - AFS	—	—	—	(1,196)	(1,200)
Provision for credit losses on investment securities - HTM	—	—	—	—	—

TOTAL PROVISION FOR CREDIT LOSSES	12,148	11,099	10,206	10,029	7,722

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	145,564	142,806	141,700	145,599	145,711

NONINTEREST INCOME
Service charges on deposit accounts	12,713	12,252	11,955	12,782	12,429
Debit and credit card fees	8,144	8,162	8,246	7,822	7,712
Wealth management fees	8,226	8,274	7,478	7,679	7,719
Mortgage lending income	1,956	1,973	2,320	1,603	2,157
Bank owned life insurance income	3,757	3,876	3,814	3,094	3,095
Other service charges and fees (includes insurance income)	2,381	2,352	2,199	2,346	2,232
Gain (loss) on sale of securities	(28,393)	—	—	(20,218)	—
Other income	8,346	6,410	7,172	6,866	7,433

TOTAL NONINTEREST INCOME	17,130	43,299	43,184	21,974	42,777

NONINTEREST EXPENSE
Salaries and employee benefits	69,167	70,716	72,653	66,982	67,374
Occupancy expense, net	12,216	11,864	12,258	11,733	12,020
Furniture and equipment expense	5,612	5,623	5,141	5,445	5,117
Other real estate and foreclosure expense	87	117	179	189	228
Deposit insurance	5,571	5,682	7,135	15,220	4,672
Merger-related costs	—	—	—	—	5
Other operating expenses	44,540	45,352	42,513	48,570	42,582

TOTAL NONINTEREST EXPENSE	137,193	139,354	139,879	148,139	131,998

NET INCOME BEFORE INCOME TAXES	25,501	46,751	45,005	19,434	56,490
Provision for income taxes	761	5,988	6,134	(4,473)	9,243

NET INCOME	$24,740	$40,763	$38,871	$23,907	$47,247

BASIC EARNINGS PER SHARE	$0.20	$0.32	$0.31	$0.19	$0.38

DILUTED EARNINGS PER SHARE	$0.20	$0.32	$0.31	$0.19	$0.37

Simmons First National Corporation	SFNC
Consolidated Risk-Based Capital
For the Quarters Ended
(Unaudited)

	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
	2024	2024	2024	2023	2023
($ in thousands)
Tier 1 capital
Stockholders’ equity	$3,528,833	$3,458,869	$3,439,126	$3,426,488	$3,285,555
CECL transition provision (1)	30,873	30,873	30,873	61,746	61,746
Disallowed intangible assets, net of deferred tax	(1,388,549)	(1,391,969)	(1,394,672)	(1,398,810)	(1,402,682)
Unrealized loss (gain) on AFS securities	335,861	405,481	408,016	404,375	544,380

Total Tier 1 capital	2,507,018	2,503,254	2,483,343	2,493,799	2,488,999

Tier 2 capital
Subordinated notes and debentures	366,255	366,217	366,179	366,141	366,103
Subordinated debt phase out	(132,000)	(132,000)	(66,000)	(66,000)	(66,000)
Qualifying allowance for loan losses and reserve for unfunded commitments	220,517	217,684	214,660	170,977	165,490

Total Tier 2 capital	454,772	451,901	514,839	471,118	465,593

Total risk-based capital	$2,961,790	$2,955,155	$2,998,182	$2,964,917	$2,954,592

Risk weighted assets	$20,790,941	$20,856,194	$20,782,094	$20,599,238	$20,703,669

Adjusted average assets for leverage ratio	$26,198,178	$26,371,545	$26,312,873	$26,552,988	$26,733,658

Ratios at end of quarter
Equity to assets	12.94%	12.64%	12.56%	12.53%	11.92%
Tangible common equity to tangible assets (2)	8.15%	7.84%	7.75%	7.69%	7.07%
Common equity Tier 1 ratio (CET1)	12.06%	12.00%	11.95%	12.11%	12.02%
Tier 1 leverage ratio	9.57%	9.49%	9.44%	9.39%	9.31%
Tier 1 risk-based capital ratio	12.06%	12.00%	11.95%	12.11%	12.02%
Total risk-based capital ratio	14.25%	14.17%	14.43%	14.39%	14.27%

(1)	The Company has elected to use the CECL transition provision allowed for in the year of adopting ASC 326.
(2)	Calculations of tangible common equity to tangible assets and the reconciliations to GAAP are included in the schedules accompanying this release.

Simmons First National Corporation	SFNC
Consolidated Investment Securities
For the Quarters Ended
(Unaudited)

	Sep 30 2024	Jun 30 2024	Mar 31 2024	Dec 31 2023	Sep 30 2023
($ in thousands)
Investment Securities - End of Period
Held-to-Maturity
U.S. Government agencies	$455,179	$454,488	$453,805	$453,121	$452,428
Mortgage-backed securities	1,093,070	1,119,741	1,142,352	1,161,694	1,178,324
State and political subdivisions	1,857,283	1,857,409	1,855,642	1,856,674	1,857,652
Other securities	253,168	253,812	255,459	254,799	253,888

Total held-to-maturity (net of credit losses)	3,658,700	3,685,450	3,707,258	3,726,288	3,742,292

Available-for-Sale
U.S. Treasury	$1,290	$1,275	$1,964	$2,254	$2,224
U.S. Government agencies	58,397	66,563	69,801	72,502	172,759
Mortgage-backed securities	1,510,402	1,730,842	1,845,364	1,940,307	2,157,092
State and political subdivisions	898,178	864,190	874,849	902,793	790,344
Other securities	222,827	223,034	235,580	234,297	236,002

Total available-for-sale (net of credit losses)	2,691,094	2,885,904	3,027,558	3,152,153	3,358,421

Total investment securities (net of credit losses)	$6,349,794	$6,571,354	$6,734,816	$6,878,441	$7,100,713

Fair value - HTM investment securities	$3,109,610	$3,005,524	$3,049,281	$3,135,370	$2,848,211

Simmons First National Corporation	SFNC
Consolidated Loans
For the Quarters Ended
(Unaudited)

	Sep 30 2024	Jun 30 2024	Mar 31 2024	Dec 31 2023	Sep 30 2023
($ in thousands)
Loan Portfolio - End of Period
Consumer:
Credit cards	$177,696	$178,354	$182,742	$191,204	$191,550
Other consumer	113,896	130,278	124,531	127,462	112,832

Total consumer	291,592	308,632	307,273	318,666	304,382
Real Estate:
Construction	2,796,378	3,056,703	3,331,739	3,144,220	3,022,321
Single-family residential	2,724,648	2,666,201	2,624,738	2,641,556	2,657,879
Other commercial real estate	7,992,437	7,760,266	7,508,049	7,552,410	7,565,008

Total real estate	13,513,463	13,483,170	13,464,526	13,338,186	13,245,208
Commercial:
Commercial	2,467,384	2,484,474	2,499,311	2,490,176	2,477,077
Agricultural	314,340	285,181	226,642	232,710	296,912

Total commercial	2,781,724	2,769,655	2,725,953	2,722,886	2,773,989
Other	749,261	630,980	504,008	465,932	448,309

Total loans	$17,336,040	$17,192,437	$17,001,760	$16,845,670	$16,771,888

Simmons First National Corporation	SFNC
Consolidated Allowance and Asset Quality
For the Quarters Ended
(Unaudited)

	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
	2024	2024	2024	2023	2023
($ in thousands)
Allowance for Credit Losses on Loans
Beginning balance	$230,389	$227,367	$225,231	$218,547	$209,966
Loans charged off:
Credit cards	1,744	1,418	1,646	1,500	1,318
Other consumer	524	550	732	767	633
Real estate	159	123	2,857	1,023	9,723
Commercial	8,235	7,243	4,593	3,105	1,219

Total loans charged off	10,662	9,334	9,828	6,395	12,893
Recoveries of loans previously charged off:
Credit cards	231	221	248	242	234
Other consumer	275	509	333	518	344
Real estate	403	72	735	785	429
Commercial	439	455	442	309	245

Total recoveries	1,348	1,257	1,758	1,854	1,252

Net loans charged off	9,314	8,077	8,070	4,541	11,641
Provision for credit losses on loans	12,148	11,099	10,206	11,225	20,222

Balance, end of quarter	$233,223	$230,389	$227,367	$225,231	$218,547

Nonperforming assets
Nonperforming loans:
Nonaccrual loans	$100,865	$102,891	$105,788	$83,325	$81,135
Loans past due 90 days or more	830	558	1,527	1,147	806

Total nonperforming loans	101,695	103,449	107,315	84,472	81,941

Other nonperforming assets:
Foreclosed assets and other real estate owned	1,299	2,209	3,511	4,073	3,809
Other nonperforming assets	1,311	1,167	1,491	1,726	1,417

Total other nonperforming assets	2,610	3,376	5,002	5,799	5,226

Total nonperforming assets	$104,305	$106,825	$112,317	$90,271	$87,167

Ratios
Allowance for credit losses on loans to total loans	1.35%	1.34%	1.34%	1.34%	1.30%
Allowance for credit losses to nonperforming loans	229%	223%	212%	267%	267%
Nonperforming loans to total loans	0.59%	0.60%	0.63%	0.50%	0.49%
Nonperforming assets to total assets	0.38%	0.39%	0.41%	0.33%	0.32%
Annualized net charge offs to average loans (QTD)	0.22%	0.19%	0.19%	0.11%	0.28%
Annualized net charge offs to average loans (YTD)	0.20%	0.19%	0.19%	0.12%	0.12%
Annualized net credit card charge offs to average credit card loans (QTD)	3.23%	2.50%	2.88%	2.49%	2.19%

Simmons First National Corporation	SFNC
Consolidated - Average Balance Sheet and Net Interest Income Analysis
For the Quarters Ended
(Unaudited)

	Three Months Ended Sep 2024			Three Months Ended Jun 2024			Three Months Ended Sep 2023
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
($ in thousands)
ASSETS
Earning assets:
Interest bearing balances due from banks and federal funds sold	$204,505	$2,921	5.68%	$214,777	$2,964	5.55%	$331,444	$3,569	4.27%
Investment securities - taxable	3,826,934	37,473	3.90%	4,035,508	39,283	3.92%	4,638,486	34,734	2.97%
Investment securities - non-taxable (FTE)	2,617,532	21,318	3.24%	2,597,005	21,429	3.32%	2,617,152	21,563	3.27%
Mortgage loans held for sale	12,425	209	6.69%	10,328	194	7.55%	9,542	178	7.40%
Loans - including fees (FTE)	17,208,162	278,766	6.44%	17,101,799	271,851	6.39%	16,758,597	256,757	6.08%

Total interest earning assets (FTE)	23,869,558	340,687	5.68%	23,959,417	335,721	5.64%	24,355,221	316,801	5.16%
Non-earning assets	3,346,882			3,345,860			3,239,390

Total assets	$27,216,440			$27,305,277			$27,594,611

LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest bearing liabilities:
Interest bearing transaction and savings accounts	$10,826,514	$78,307	2.88%	$10,973,462	$79,087	2.90%	$10,682,767	$65,095	2.42%
Time deposits	6,355,801	73,937	4.63%	6,447,259	73,946	4.61%	6,558,110	68,062	4.12%

Total interest bearing deposits	17,182,315	152,244	3.52%	17,420,721	153,033	3.53%	17,240,877	133,157	3.06%
Federal funds purchased and securities sold under agreement to repurchase	51,830	138	1.06%	50,558	156	1.24%	89,769	277	1.22%
Other borrowings	1,252,435	17,067	5.42%	1,111,734	15,025	5.44%	1,222,557	16,450	5.34%
Subordinated notes and debentures	366,236	7,128	7.74%	366,198	7,026	7.72%	366,085	6,969	7.55%

Total interest bearing liabilities	18,852,816	176,577	3.73%	18,949,211	175,240	3.72%	18,919,288	156,853	3.29%

Noninterest bearing liabilities:
Noninterest bearing deposits	4,535,105			4,624,819			5,032,631
Other liabilities	323,378			280,092			271,014

Total liabilities	23,711,299			23,854,122			24,222,933
Stockholders’ equity	3,505,141			3,451,155			3,371,678

Total liabilities and stockholders’ equity	$27,216,440			$27,305,277			$27,594,611

Net interest income (FTE)		$164,110			$160,481			$159,948

Net interest spread (FTE)			1.95%			1.92%			1.87%

Net interest margin (FTE)			2.74%			2.69%			2.61%

Simmons First National Corporation	SFNC
Consolidated - Selected Financial Data
For the Quarters Ended
(Unaudited)

	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
	2024	2024	2024	2023	2023
($ in thousands, except share data)
QUARTER-TO-DATE
Financial Highlights - As Reported
Net Income	$24,740	$40,763	$38,871	$23,907	$47,247
Diluted earnings per share	0.20	0.32	0.31	0.19	0.37
Return on average assets	0.36%	0.60%	0.57%	0.35%	0.68%
Return on average common equity	2.81%	4.75%	4.54%	2.84%	5.56%
Return on tangible common equity (non-GAAP) (1)	5.27%	8.67%	8.33%	5.61%	10.33%
Net interest margin (FTE)	2.74%	2.69%	2.66%	2.68%	2.61%
Efficiency ratio (2)	75.70%	68.38%	69.41%	80.46%	65.11%
FTE adjustment	6,398	6,576	6,422	6,511	6,515
Average diluted shares outstanding	125,999,269	125,758,166	125,661,950	125,609,265	126,283,609
Shares repurchased under plan	—	—	—	—	1,128,962
Average price of shares repurchased	—	—	—	—	17.69
Cash dividends declared per common share	0.210	0.210	0.210	0.200	0.200
Accretable yield on acquired loans	1,496	1,569	1,123	1,762	2,146
Financial Highlights - Adjusted (non-GAAP) (1)
Adjusted earnings	$46,005	$41,897	$40,351	$50,215	$48,804
Adjusted diluted earnings per share	0.37	0.33	0.32	0.40	0.39
Adjusted return on average assets	0.67%	0.62%	0.60%	0.73%	0.70%
Adjusted return on average common equity	5.22%	4.88%	4.71%	5.97%	5.74%
Adjusted return on tangible common equity	9.34%	8.89%	8.62%	11.10%	10.64%
Adjusted efficiency ratio (2)	63.38%	65.68%	66.42%	62.91%	61.94%
YEAR-TO-DATE
Financial Highlights - GAAP
Net Income	$104,374	$79,634	$38,871	$175,057	$151,150
Diluted earnings per share	0.83	0.63	0.31	1.38	1.19
Return on average assets	0.51%	0.59%	0.57%	0.64%	0.73%
Return on average common equity	4.02%	4.64%	4.54%	5.21%	6.00%
Return on tangible common equity (non-GAAP) (1)	7.39%	8.50%	8.33%	9.76%	11.14%
Net interest margin (FTE)	2.70%	2.68%	2.66%	2.78%	2.82%
Efficiency ratio (2)	71.00%	68.90%	69.41%	67.75%	64.13%
FTE adjustment	19,396	12,998	6,422	25,443	18,932
Average diluted shares outstanding	125,910,260	125,693,536	125,661,950	126,775,704	127,099,727
Cash dividends declared per common share	0.630	0.420	0.210	0.800	0.600
Financial Highlights - Adjusted (non-GAAP) (1)
Adjusted earnings	$128,253	$82,248	$40,351	$207,716	$157,501
Adjusted diluted earnings per share	1.02	0.65	0.32	1.64	1.24
Adjusted return on average assets	0.63%	0.61%	0.60%	0.75%	0.76%
Adjusted return on average common equity	4.94%	4.80%	4.71%	6.18%	6.25%
Adjusted return on tangible common equity	8.96%	8.76%	8.62%	11.46%	11.58%
Adjusted efficiency ratio (2)	65.14%	66.05%	66.42%	61.32%	60.81%
END OF PERIOD
Book value per share	$28.11	$27.56	$27.42	$27.37	$26.26
Tangible book value per share	16.78	16.20	16.02	15.92	14.77
Shares outstanding	125,554,598	125,487,520	125,419,618	125,184,119	125,133,281
Full-time equivalent employees	2,972	2,961	2,989	3,007	3,005
Total number of financial centers	234	234	233	234	232

(1)	Non-GAAP measurement that management believes aids in the understanding and discussion of results. Reconciliations to GAAP are included in the schedules accompanying this release.
(2)

Efficiency ratio is noninterest expense as a percent of net interest income (fully taxable equivalent) and noninterest revenues. Adjusted efficiency ratio is noninterest expense before foreclosed property expense, amortization of intangibles and certain adjusting items as a percent of net interest income (fully taxable equivalent) and noninterest revenues, excluding gains and losses from securities transactions and certain adjusting items, and is a non-GAAP measurement.

Simmons First National Corporation	SFNC
Reconciliation Of Non-GAAP Financial Measures - Adjusted Earnings - Quarter-to-Date
For the Quarters Ended
(Unaudited)

	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
	2024	2024	2024	2023	2023
(in thousands, except per share data)
QUARTER-TO-DATE
Net income	$24,740	$40,763	$38,871	$23,907	$47,247
Certain items (non-GAAP)
FDIC Deposit Insurance special assessment	—	283	1,549	10,521	—
Merger related costs	—	—	—	—	5
Early retirement program	(1)	118	219	1,032	1,557
Termination of vendor and software services	(13)	615	—	—	—
Loss (gain) on sale of securities	28,393	—	—	20,218	—
Branch right sizing (net)	410	519	236	3,846	547
Tax effect of certain items (1)	(7,524)	(401)	(524)	(9,309)	(552)

Certain items, net of tax	21,265	1,134	1,480	26,308	1,557

Adjusted earnings (non-GAAP)	$46,005	$41,897	$40,351	$50,215	$48,804

Diluted earnings per share	$0.20	$0.32	$0.31	$0.19	$0.37
Certain items (non-GAAP)
FDIC Deposit Insurance special assessment	—	—	0.01	0.08	—
Early retirement program	—	—	—	0.01	0.01
Termination of vendor and software services	—	0.01	—	—	—
Loss (gain) on sale of securities	0.23	—	—	0.16	—
Branch right sizing (net)	—	—	—	0.03	0.01
Tax effect of certain items (1)	(0.06)	—	—	(0.07)	—

Certain items, net of tax	0.17	0.01	0.01	0.21	0.02

Adjusted diluted earnings per share (non-GAAP)	$0.37	$0.33	$0.32	$0.40	$0.39

(1)	Effective tax rate of 26.135%.

Reconciliation of Certain Noninterest Income and Expense Items (non-GAAP)
QUARTER-TO-DATE
Noninterest income	$17,130	$43,299	$43,184	$21,974	$42,777
Certain noninterest income items
Loss (gain) on sale of securities	28,393	—	—	20,218	—

Adjusted noninterest income (non-GAAP)	$45,523	$43,299	$43,184	$42,192	$42,777

Noninterest expense	$137,193	$139,354	$139,879	$148,139	$131,998
Certain noninterest expense items
Merger related costs	—	—	—	—	(5)
Early retirement program	1	(118)	(219)	(1,032)	(1,557)
FDIC Deposit Insurance special assessment	—	(283)	(1,549)	(10,521)	—
Termination of vendor and software services	13	(615)	—	—	—
Branch right sizing expense	(410)	(519)	(236)	(3,846)	(547)

Adjusted noninterest expense (non-GAAP)	$136,797	$137,819	$137,875	$132,740	$129,889

Salaries and employee benefits	$69,167	$70,716	$72,653	$66,982	$67,374
Certain salaries and employee benefits items
Early retirement program	1	(118)	(219)	(1,032)	(1,557)
Other	(1)	1	—	2	—

Adjusted salaries and employee benefits (non-GAAP)	$69,167	$70,599	$72,434	$65,952	$65,817

Other operating expenses	$44,540	$45,352	$42,513	$48,570	$42,582
Certain other operating expenses items
Termination of vendor and software services	13	(615)	—	—	—
Branch right sizing expense	(184)	(392)	(83)	(3,708)	(466)

Adjusted other operating expenses (non-GAAP)	$44,369	$44,345	$42,430	$44,862	$42,116

Simmons First National Corporation	SFNC
Reconciliation Of Non-GAAP Financial Measures - Adjusted Earnings - Year-to-Date
For the Quarters Ended
(Unaudited)

	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
	2024	2024	2024	2023	2023
(in thousands, except per share data)
YEAR-TO-DATE
Net income	$104,374	$79,634	$38,871	$175,057	$151,150
Certain items (non-GAAP)
FDIC Deposit Insurance special assessment	1,832	1,832	1,549	10,521	—
Merger related costs	—	—	—	1,420	1,420
Early retirement program	336	337	219	6,198	5,166
Termination of vendor and software services	602	615	—	—	—
Loss (gain) on sale of securities	28,393	—	—	20,609	391
Branch right sizing (net)	1,165	755	236	5,467	1,621
Tax effect of certain items (1)	(8,449)	(925)	(524)	(11,556)	(2,247)

Certain items, net of tax	23,879	2,614	1,480	32,659	6,351

Adjusted earnings (non-GAAP)	$128,253	$82,248	$40,351	$207,716	$157,501

Diluted earnings per share	$0.83	$0.63	$0.31	$1.38	$1.19
Certain items (non-GAAP)
FDIC Deposit Insurance special assessment	0.02	0.02	0.01	0.08	—
Merger related costs	—	—	—	0.01	0.01
Early retirement program	—	—	—	0.05	0.04
Loss (gain) on sale of securities	0.23	—	—	0.17	—
Branch right sizing (net)	0.01	0.01	—	0.04	0.02
Tax effect of certain items (1)	(0.07)	(0.01)	—	(0.09)	(0.02)

Certain items, net of tax	0.19	0.02	0.01	0.26	0.05

Adjusted diluted earnings per share (non-GAAP)	$1.02	$0.65	$0.32	$1.64	$1.24

(1)	Effective tax rate of 26.135%.

Reconciliation of Certain Noninterest Income and Expense Items (non-GAAP)
YEAR-TO-DATE
Noninterest income	$103,613	$86,483	$43,184	$155,566	$133,592
Certain noninterest income items
Loss (gain) on sale of securities	28,393	—	—	20,609	391

Adjusted noninterest income (non-GAAP)	$132,006	$86,483	$43,184	$176,175	$133,983

Noninterest expense	$416,426	$279,233	$139,879	$563,061	$414,922
Certain noninterest expense items
Merger related costs	—	—	—	(1,420)	(1,420)
Early retirement program	(336)	(337)	(219)	(6,198)	(5,166)
FDIC Deposit Insurance special assessment	(1,832)	(1,832)	(1,549)	(10,521)	—
Termination of vendor and software services	(602)	(615)	—	—	—
Branch right sizing expense	(1,165)	(755)	(236)	(5,467)	(1,621)

Adjusted noninterest expense (non-GAAP)	$412,491	$275,694	$137,875	$539,455	$406,715

Salaries and employee benefits	$212,536	$143,369	$72,653	$286,117	$219,135
Certain salaries and employee benefits items
Early retirement program	(336)	(337)	(219)	(6,198)	(5,166)
Other	—	1	—	2	—

Adjusted salaries and employee benefits (non-GAAP)	$212,200	$143,033	$72,434	$279,921	$213,969

Other operating expenses	$132,405	$87,865	$42,513	$177,164	$128,594
Certain other operating expenses items
Termination of vendor and software services	(602)	(615)	—	—	—
Branch right sizing expense	(659)	(475)	(83)	(4,937)	(1,229)

Adjusted other operating expenses (non-GAAP)	$131,144	$86,775	$42,430	$172,227	$127,365

Simmons First National Corporation	SFNC
Reconciliation Of Non-GAAP Financial Measures - End of Period
For the Quarters Ended
(Unaudited)

	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
	2024	2024	2024	2023	2023
($ in thousands, except per share data)
Calculation of Tangible Common Equity and the Ratio of Tangible Common Equity to Tangible Assets
Total common stockholders’ equity	$3,528,833	$3,458,869	$3,439,126	$3,426,488	$3,285,555
Intangible assets:
Goodwill	(1,320,799)	(1,320,799)	(1,320,799)	(1,320,799)	(1,320,799)
Other intangible assets	(101,093)	(104,943)	(108,795)	(112,645)	(116,660)

Total intangibles	(1,421,892)	(1,425,742)	(1,429,594)	(1,433,444)	(1,437,459)

Tangible common stockholders’ equity	$2,106,941	$2,033,127	$2,009,532	$1,993,044	$1,848,096

Total assets	$27,269,404	$27,369,072	$27,372,175	$27,345,674	$27,564,325
Intangible assets:
Goodwill	(1,320,799)	(1,320,799)	(1,320,799)	(1,320,799)	(1,320,799)
Other intangible assets	(101,093)	(104,943)	(108,795)	(112,645)	(116,660)

Total intangibles	(1,421,892)	(1,425,742)	(1,429,594)	(1,433,444)	(1,437,459)

Tangible assets	$25,847,512	$25,943,330	$25,942,581	$25,912,230	$26,126,866

Ratio of common equity to assets	12.94%	12.64%	12.56%	12.53%	11.92%

Ratio of tangible common equity to tangible assets	8.15%	7.84%	7.75%	7.69%	7.07%

Calculation of Tangible Book Value per Share
Total common stockholders’ equity	$3,528,833	$3,458,869	$3,439,126	$3,426,488	$3,285,555
Intangible assets:
Goodwill	(1,320,799)	(1,320,799)	(1,320,799)	(1,320,799)	(1,320,799)
Other intangible assets	(101,093)	(104,943)	(108,795)	(112,645)	(116,660)

Total intangibles	(1,421,892)	(1,425,742)	(1,429,594)	(1,433,444)	(1,437,459)

Tangible common stockholders’ equity	$2,106,941	$2,033,127	$2,009,532	$1,993,044	$1,848,096

Shares of common stock outstanding	125,554,598	125,487,520	125,419,618	125,184,119	125,133,281

Book value per common share	$28.11	$27.56	$27.42	$27.37	$26.26

Tangible book value per common share	$16.78	$16.20	$16.02	$15.92	$14.77

Calculation of Coverage Ratio of Uninsured, Non-Collateralized Deposits
Uninsured deposits at Simmons Bank	$8,355,496	$8,186,903	$8,413,514	$8,328,444	$8,143,200
Less: Collateralized deposits (excluding portion that is FDIC insured)	2,710,167	2,835,424	2,995,241	2,846,716	2,835,405
Less: Intercompany eliminations	986,626	943,979	775,461	728,480	676,840

Total uninsured, non-collateralized deposits	$4,658,703	$4,407,500	$4,642,812	$4,753,248	$4,630,955

FHLB borrowing availability	$4,955,000	$4,910,000	$5,326,000	$5,401,000	$5,372,000
Unpledged securities	4,110,000	4,145,000	4,122,000	3,817,000	4,124,000
Fed funds lines, Fed discount window and
Bank Term Funding Program (1)	2,109,000	2,065,000	2,009,000	1,998,000	1,951,000

Additional liquidity sources	$11,174,000	$11,120,000	$11,457,000	$11,216,000	$11,447,000

Uninsured, non-collateralized deposit coverage ratio	2.4	2.5	2.5	2.4	2.5

(1) The Bank Term Funding Program closed for new loans on March 11, 2024. At no time did Simmons borrow funds under this program.

Calculation of Net Charge Off Ratio
Net charge offs	$9,314	$8,077	$8,070
Less: Net charge offs from run-off portfolio (1)	3,500	6,700	4,500

Net charge offs excluding run-off portfolio	$5,814	$1,377	$3,570

Average total loans	$17,208,162	$17,101,799	$16,900,496

Annualized net charge offs to average loans (NCO ratio)	0.22%	0.19%	0.19%

NCO ratio, excluding net charge offs associated with run-off portfolio (annualized)	0.13%	0.03%	0.08%

(1)	Run-off portfolio consists of asset based lending and small equipment finance portfolios obtained in acquisitions.

Simmons First National Corporation	SFNC
Reconciliation Of Non-GAAP Financial Measures - Quarter-to-Date
For the Quarters Ended
(Unaudited)

	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
	2024	2024	2024	2023	2023
($ in thousands)
Calculation of Adjusted Return on Average Assets
Net income	$24,740	$40,763	$38,871	$23,907	$47,247
Certain items (non-GAAP)
FDIC Deposit Insurance special assessment	—	283	1,549	10,521	—
Merger related costs	—	—	—	—	5
Early retirement program	(1)	118	219	1,032	1,557
Termination of vendor and software services	(13)	615	—	—	—
Loss (gain) on sale of securities	28,393	—	—	20,218	—
Branch right sizing (net)	410	519	236	3,846	547
Tax effect of certain items (2)	(7,524)	(401)	(524)	(9,309)	(552)

Adjusted earnings (non-GAAP)	$46,005	$41,897	$40,351	$50,215	$48,804

Average total assets	$27,216,440	$27,305,277	$27,259,399	$27,370,811	$27,594,611

Return on average assets	0.36%	0.60%	0.57%	0.35%	0.68%

Adjusted return on average assets (non-GAAP)	0.67%	0.62%	0.60%	0.73%	0.70%

Calculation of Return on Tangible Common Equity
Net income available to common stockholders	$24,740	$40,763	$38,871	$23,907	$47,247
Amortization of intangibles, net of taxes	2,845	2,845	2,844	2,965	3,027

Total income available to common stockholders	$27,585	$43,608	$41,715	$26,872	$50,274

Certain items (non-GAAP)
FDIC Deposit Insurance special assessment	$—	$283	$1,549	$10,521	$—
Merger related costs	—	—	—	—	5
Early retirement program	(1)	118	219	1,032	1,557
Termination of vendor and software services	(13)	615	—	—	—
Loss (gain) on sale of securities	28,393	—	—	20,218	—
Branch right sizing (net)	410	519	236	3,846	547
Tax effect of certain items (2)	(7,524)	(401)	(524)	(9,309)	(552)

Adjusted earnings (non-GAAP)	46,005	41,897	40,351	50,215	48,804
Amortization of intangibles, net of taxes	2,845	2,845	2,844	2,965	3,027

Total adjusted earnings available to common stockholders (non-GAAP)	$48,850	$44,742	$43,195	$53,180	$51,831

Average common stockholders’ equity	$3,505,141	$3,451,155	$3,447,021	$3,336,247	$3,371,678
Average intangible assets:
Goodwill	(1,320,799)	(1,320,799)	(1,320,799)	(1,320,799)	(1,320,799)
Other intangibles	(103,438)	(107,173)	(111,023)	(114,861)	(119,125)

Total average intangibles	(1,424,237)	(1,427,972)	(1,431,822)	(1,435,660)	(1,439,924)

Average tangible common stockholders’ equity (non-GAAP)	$2,080,904	$2,023,183	$2,015,199	$1,900,587	$1,931,754

Return on average common equity	2.81%	4.75%	4.54%	2.84%	5.56%

Return on tangible common equity	5.27%	8.67%	8.33%	5.61%	10.33%

Adjusted return on average common equity (non-GAAP)	5.22%	4.88%	4.71%	5.97%	5.74%

Adjusted return on tangible common equity (non-GAAP)	9.34%	8.89%	8.62%	11.10%	10.64%

Calculation of Efficiency Ratio and Adjusted Efficiency Ratio (1)
Noninterest expense (efficiency ratio numerator)	$137,193	$139,354	$139,879	$148,139	$131,998
Certain noninterest expense items (non-GAAP)
Merger related costs	—	—	—	—	(5)
Early retirement program	1	(118)	(219)	(1,032)	(1,557)
FDIC Deposit Insurance special assessment	—	(283)	(1,549)	(10,521)	—
Termination of vendor and software services	13	(615)	—	—	—
Branch right sizing expense	(410)	(519)	(236)	(3,846)	(547)
Other real estate and foreclosure expense adjustment	(87)	(117)	(179)	(189)	(228)
Amortization of intangibles adjustment	(3,851)	(3,852)	(3,850)	(4,015)	(4,097)

Adjusted efficiency ratio numerator	$132,859	$133,850	$133,846	$128,536	$125,564

Net interest income	$157,712	$153,905	$151,906	$155,628	$153,433
Noninterest income	17,130	43,299	43,184	21,974	42,777
Fully tax-equivalent adjustment (effective tax rate of 26.135%)	6,398	6,576	6,422	6,511	6,515

Efficiency ratio denominator	181,240	203,780	201,512	184,113	202,725
Certain noninterest income items (non-GAAP)
(Gain) loss on sale of securities	28,393	—	—	20,218	—

Adjusted efficiency ratio denominator	$209,633	$203,780	$201,512	$204,331	$202,725

Efficiency ratio (1)	75.70%	68.38%	69.41%	80.46%	65.11%

Adjusted efficiency ratio (non-GAAP) (1)	63.38%	65.68%	66.42%	62.91%	61.94%

(1)

Efficiency ratio is noninterest expense as a percent of net interest income (fully taxable equivalent) and noninterest revenues. Adjusted efficiency ratio is noninterest expense before foreclosed property expense, amortization of intangibles and certain adjusting items as a percent of net interest income (fully taxable equivalent) and noninterest revenues, excluding gains and losses from securities transactions and certain adjusting items, and is a non-GAAP measurement.

(2)	Effective tax rate of 26.135%.

Simmons First National Corporation	SFNC
Reconciliation Of Non-GAAP Financial Measures - Quarter-to-Date (continued)
For the Quarters Ended
(Unaudited)

	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
	2024	2024	2024	2023	2023
($ in thousands)
Calculation of Total Revenue and Adjusted Total Revenue
Net interest income	$157,712	$153,905	$151,906	$155,628	$153,433
Noninterest income	17,130	43,299	43,184	21,974	42,777

Total revenue	174,842	197,204	195,090	177,602	196,210
Certain items, pre-tax (non-GAAP)
Less: Gain (loss) on sale of securities	(28,393)	—	—	(20,218)	—

Adjusted total revenue	$203,235	$197,204	$195,090	$197,820	$196,210

Calculation of Pre-Provision Net Revenue (PPNR)
Net interest income	$157,712	$153,905	$151,906	$155,628	$153,433
Noninterest income	17,130	43,299	43,184	21,974	42,777

Total revenue	174,842	197,204	195,090	177,602	196,210
Less: Noninterest expense	137,193	139,354	139,879	148,139	131,998

Pre-Provision Net Revenue (PPNR)	$37,649	$57,850	$55,211	$29,463	$64,212

Calculation of Adjusted Pre-Provision Net Revenue
Pre-Provision Net Revenue (PPNR)	$37,649	$57,850	$55,211	$29,463	$64,212
Certain items, pre-tax (non-GAAP)
Plus: Loss (gain) on sale of securities	28,393	—	—	20,218	—
Plus: FDIC Deposit Insurance special assessment	—	283	1,549	10,521	—
Plus: Merger related costs	—	—	—	—	5
Plus: Early retirement program costs	(1)	118	219	1,032	1,557
Plus: Termination of vendor and software services	(13)	615	—	—	—
Plus: Branch right sizing costs (net)	410	519	236	3,846	547

Adjusted Pre-Provision Net Revenue	$66,438	$59,385	$57,215	$65,080	$66,321

Simmons First National Corporation	SFNC
Reconciliation Of Non-GAAP Financial Measures - Year-to-Date
For the Quarters Ended
(Unaudited)

	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
	2024	2024	2024	2023	2023
($ in thousands)
Calculation of Adjusted Return on Average Assets
Net income	$104,374	$79,634	$38,871	$175,057	$151,150
Certain items (non-GAAP)
FDIC Deposit Insurance special assessment	1,832	1,832	1,549	10,521	—
Merger related costs	—	—	—	1,420	1,420
Early retirement program	336	337	219	6,198	5,166
Termination of vendor and software services	602	615	—	—	—
Loss (gain) on sale of securities	28,393	—	—	20,609	391
Branch right sizing (net)	1,165	755	236	5,467	1,621
Tax effect of certain items (2)	(8,449)	(925)	(524)	(11,556)	(2,247)

Adjusted earnings (non-GAAP)	$128,253	$82,248	$40,351	$207,716	$157,501

Average total assets	$27,260,212	$27,282,338	$27,259,399	$27,554,859	$27,616,882

Return on average assets	0.51%	0.59%	0.57%	0.64%	0.73%

Adjusted return on average assets (non-GAAP)	0.63%	0.61%	0.60%	0.75%	0.76%

Calculation of Return on Tangible Common Equity
Net income available to common stockholders	$104,374	$79,634	$38,871	$175,057	$151,150
Amortization of intangibles, net of taxes	8,534	5,689	2,844	12,044	9,079

Total income available to common stockholders	$112,908	$85,323	$41,715	$187,101	$160,229

Certain items (non-GAAP)
FDIC Deposit Insurance special assessment	$1,832	$1,832	$1,549	$10,521	$—
Merger related costs	—	—	—	1,420	1,420
Early retirement program	336	337	219	6,198	5,166
Termination of vendor and software services	602	615	—	—	—
Loss (gain) on sale of securities	28,393	—	—	20,609	391
Branch right sizing (net)	1,165	755	236	5,467	1,621
Tax effect of certain items (2)	(8,449)	(925)	(524)	(11,556)	(2,247)

Adjusted earnings (non-GAAP)	128,253	82,248	40,351	207,716	157,501
Amortization of intangibles, net of taxes	8,534	5,689	2,844	12,044	9,079

Total adjusted earnings available to common stockholders (non-GAAP)	$136,787	$87,937	$43,195	$219,760	$166,580

Average common stockholders’ equity	$3,467,908	$3,449,089	$3,447,021	$3,359,312	$3,367,088
Average intangible assets:
Goodwill	(1,320,799)	(1,320,799)	(1,320,799)	(1,320,510)	(1,320,412)
Other intangibles	(107,197)	(109,098)	(111,023)	(121,098)	(123,200)

Total average intangibles	(1,427,996)	(1,429,897)	(1,431,822)	(1,441,608)	(1,443,612)

Average tangible common stockholders’ equity (non-GAAP)	$2,039,912	$2,019,192	$2,015,199	$1,917,704	$1,923,476

Return on average common equity	4.02%	4.64%	4.54%	5.21%	6.00%

Return on tangible common equity	7.39%	8.50%	8.33%	9.76%	11.14%

Adjusted return on average common equity (non-GAAP)	4.94%	4.80%	4.71%	6.18%	6.25%

Adjusted return on tangible common equity (non-GAAP)	8.96%	8.76%	8.62%	11.46%	11.58%

Calculation of Efficiency Ratio and Adjusted Efficiency Ratio (1)
Noninterest expense (efficiency ratio numerator)	$416,426	$279,233	$139,879	$563,061	$414,922
Certain noninterest expense items (non-GAAP)
Merger related costs	—	—	—	(1,420)	(1,420)
Early retirement program	(336)	(337)	(219)	(6,198)	(5,166)
FDIC Deposit Insurance special assessment	(1,832)	(1,832)	(1,549)	(10,521)	—
Termination of vendor and software services	(602)	(615)	—	—	—
Branch right sizing expense	(1,165)	(755)	(236)	(5,467)	(1,621)
Other real estate and foreclosure expense adjustment	(383)	(296)	(179)	(892)	(703)
Amortization of intangibles adjustment	(11,553)	(7,702)	(3,850)	(16,306)	(12,291)

Adjusted efficiency ratio numerator	$400,555	$267,696	$133,846	$522,257	$393,721

Net interest income	$463,523	$305,811	$151,906	$650,126	$494,498
Noninterest income	103,613	86,483	43,184	155,566	133,592
Fully tax-equivalent adjustment (effective tax rate of 26.135%)	19,396	12,998	6,422	25,443	18,932

Efficiency ratio denominator	586,532	405,292	201,512	831,135	647,022
Certain noninterest income items (non-GAAP)
(Gain) loss on sale of securities	28,393	—	—	20,609	391

Adjusted efficiency ratio denominator	$614,925	$405,292	$201,512	$851,744	$647,413

Efficiency ratio (1)	71.00%	68.90%	69.41%	67.75%	64.13%

Adjusted efficiency ratio (non-GAAP) (1)	65.14%	66.05%	66.42%	61.32%	60.81%

(1)

Efficiency ratio is noninterest expense as a percent of net interest income (fully taxable equivalent) and noninterest revenues. Adjusted efficiency ratio is noninterest expense before foreclosed property expense, amortization of intangibles and certain adjusting items as a percent of net interest income (fully taxable equivalent) and noninterest revenues, excluding gains and losses from securities transactions and certain adjusting items, and is a non-GAAP measurement.

(2)	Effective tax rate of 26.135%.